Viashow, Inc.
                         3585 S. Highland Dr., Suite 50
                               Las Vegas, NV 89103
                               September 18, 2005

The UJAC 2005 Irrevocable Trust The MDW and GRW 2000 Irrevocable Trust Hugo Cancio Fuego Entertainment, Inc.
1645 Village Center Circle, Suite 170
Las Vegas, NV 89134

         Re: Royalty Agreement dated as of March 3, 2005 ("the Agreement")

Dear Sirs and Madams:

     This will confirm that we have agreed to amend the above-referenced Agreement, as follows:

     1. The term "Five City Tour" is hereby amended to mean the live performance of the Show (as defined in the Agreement) on or around the following dates in the following cities: (1) Miami, Florida on May 10, 2005, May 27, 2005, and may 28 2005; and (2) three additional performances of the Show on such dates and locations to be reasonably designated by Viashow, Inc., presently contemplated to be scheduled for New York, New Jersey, Chicago, Dallas, Houston and/or California in 2006.

     2. Right of First Negotiation and Last Refusal. Prior to any sale, assignment, pledge or other conveyance of any right, title or interest by Investor under this Agreement, Promoter shall have a right of first negotiation and a right of last refusal with respect to any such sale, assignment, pledge or other conveyance ("Proposed Transfer") in accordance with the following procedures:

     (a) If Investor is considering entering into a Proposed Transfer, Investor shall, not less than thirty (30) days prior to negotiation with third parties, negotiate in good faith exclusively with Promoter regarding mutually agreeable terms of a Proposed Transfer to Promoter. If an agreement is not concluded within such thirty (30) day period, Investor may negotiate with third parties, but Investor shall not at any time enter into an agreement with a third party regarding the Proposed Transfer without first offering to Promoter the opportunity to acquire such rights on the same financial terms contained in any such bona fide proposed agreement. Promoter shall have thirty (30) business days from its receipt of written notice of the terms of such proposed agreement within which to accept the financial terms. If Promoter gives Investor written notice of its acceptance thereof, Promoter and Investor shall thereafter negotiate in good faith with the objective of entering into a formal written agreement setting forth the financial terms and other mutually agreeable terms agreed upon between Promoter and Investor. Any failure by Promoter and Investor to enter into a new written agreement shall not affect

The UJAC 2005 Irrevocable Trust
The MDW and GRW 2000 Irrevocable Trust
Hugo Cancio
Fuego Entertainment, Inc.
September 19, 2005
Page Two

Promoters acquisition of such rights and shall be deemed to include the terms of this agreement.

     (b) Any provision of a proposed agreement by a third party which cannot be performed by one party or another or which relates to services of any particular person or entity or to any particular property (other than the Show and/or the Five City Tour) shall at promoter's option be deemed to be excluded from the financial terms of a proposed agreement.

     (c) If Promoter chooses not to accept the financial terms of an offer by a third party after receiving written notice from Investor as provided herein, Investor shall have the right for a period of ninety (90) days thereafter to enter into an agreement with such third party (but no other party) upon the financial terms previously offered to Promoter. Investor may not enter into an agreement with such third party after the expiration of such 90 day period or enter into an agreement on any terms with another party at any time without first offering Promoter the opportunity to acquire such rights in accordance with the procedures set forth hereinabove. If Promoter declines to exercise its right of Last refusal and Investor enters into an agreement with a third party, Investor shall transmit to Promoter a copy of the agreement entered into with such third party promptly upon Promoter's written request.

     3. Except as otherwise set forth herein, the Agreement shall remain in full force and effect.

     Please confirm your agreement to and acceptance of the foregoing by signing where indicated below.

                                                     Sincerely,
                                                     Viashow, Inc.
                                                     By:____________________
                                                     Title:___________________

(signatures continued on next page)

The UJAC 2005 Irrevocable Trust The MDW and GRW 2000 Irrevocable Trust Hugo Cancio Fuego Entertainment, Inc.
September 19, 2005
Page Three

(signatures continued from previous page)

AGREED AND ACCEPTED:


_______________________________

___________________, Trustee,
The AJAC 2005 Irrevocable Trust



______________________________
Michael Williams, Trustee,
The MDW and GRW 2000 Irrevocable Trust


______________________________
Hugo Cancio


Fuego Entertainment, Inc.

By: ___________________________
Title: ________________________

                                ROYALTY AGREEMENT

     This Royalty Agreement (Agreement") dated as of this 3rd day of March, 2005, is entered into by and between Viashow, Inc. (the "Promoter"), on the one hand, and the UJAC 2005 Irrevocable Trust, the MDW and GRW 200 Irrevocable Trust, Hugo Cancio, and Fuego Entertainment ; (Individually and collectively referred to herein as "Investor"), on the other hand, in connection with the financing and pro9motion of the live stage and musical performance known as Havana Night Club: The Show (the "Show") for purposes of presenting the Show as part of the so-called Five City Tour. The term "Five City Tour" shall mean the live performance of the Show on or around the following dates in the following cities: (1) Tampa, Florida on April 15th and April 16th, 2005; (2) New York, New York on April 29th and April 30th, 2005; (3) Miami, Florida on May 27th, 28th, and 29th, 2005: (4) Los Angeles, CA TBA in mid-May, 2005; and (5) Orlando, Florida TBA in June, 2005.

     WHEREAS, Investor desires to purchase a royalty interest in the Tour Revenue (as defined below) received by Promoter in connection with the Five City Tour; and

     WHEREAS, Promoter desires to sell such interest to the Investor as set forth hereinbelow.

     NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                               I. ROYALTY INTEREST

Section 1.1 Purchase Price for Tour Royalty Interest: In consideration of Promoter selling the Tour Royalty Interest (as more specifically defined below), Investor shall pay to Promoter the sum of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Purchase Price") as set forth in the spread sheet prepared by Prager and Fenton, attached hereto as Exhibit A and incorporated by reference herein.

Section 1.2 Grant of Tour Royalty Interest: With respect to the Tour Royalty Interest, this term "Tour Revenue" shall mean: (a) all monies received by Promoter from ticket sales in connection with the Five City Tour; (b) all monies received from Show merchandise sold at the applicable venue where the Show is being performed in connection with the Five City Tour; (c) less all costs incurred by Promoter (or third parties engaged by Promoter) in the production and performance of the Show including; (i) make-up and wardrobe; (ii) sound and lighting; (iii) transportation, per-diem, hotel, and other related travel costs;
(iv) insurance and permits; (v) security; (vi) technical crews; (vii) sums paid to production companies; (viii) taxes; (ix) hall fees; and (x) all other costs customarily recognized as costs associate with the live performance of the Show.

Section 1.3 Consideration: In consideration of Promoter's receipt of the Purchase Price, Promoter shall pay (or cause to be paid to) Investor the following royalties (the "Royalty interest")

     (a) Eighty percent (80%) of Tour Revenue until Investor receives an amount equal to the Purchase Price payable as follows: (i) Twenty percent (20%) of Tour Revenues to Fuego Entertainment, LLC; (ii) Thirty percent of Tour Revenues (30%) to the MDW and GRW 200 Irrevocable Trust; and (iii) Thirty percent (30%) of Tour Revenues to the UAJC 2005 Irrevocable Trust.

     (b) After recoupment of the Purchase Price as set forth in paragraph 1.3(a) above, but prior to the end of the Term, Promoter shall pay Investor the following: (i) Twenty percent (20%) of Tour Revenues to Fuego Entertainment, LLC; (II) Twenty percent (20%) of Tour Revenues to the MDW and GRW 200 Irrevocable Trust; and (iii) Twenty-Five percent (25%) of Tour Revenues to the UAJC 2005 Irrevocable Trust.

Notwithstanding anything to the contrary herein, all of the royalty rates payable under this section 1.2 are based on Promoter receiving a Purchase Price of $1,500,000. In the event that Promoter shall receive a Purchase Price of less than #1,500,000, then all of the royalty rates payable under this section 1.2 shall be reduced by multiplying the applicable royalty rates by a fraction of the number of which is the amount of the actual Purchase Price received by Promoter and he denominator of which is the Purchase Price.

Section 1.3 Term: The "Term" of this Agreement shall commence on the date hereof and shall last for the duration of the Five-City Tour.

                           II. OBLIGATIONS OF PROMOTER

Section 2.1 Obligations of Promoter: The Promoter shall set in good faith and use its best efforts in connection with the promotion of the Five-City Tour, including the sale of tickets and merchandise, the realization of Tour Revenue, and the performance of its obligations hereunder.

Section 2.2 Indemnification: The parties hereto do each agree to indemnify and hold the other parties, and their respective employees, directors, officers, attorneys, licensees, parent, affiliates, divisions, successor and assigns harmless from and against any liability, damage, cost or expense (including costs and reasonable attorneys' fees) occasioned by or arising out of any claim, demand or action which is inconsistent with any warranty, representation, agreement or grant of rights made or assumed by such indemnifying party hereunder which is reduced to final adverse judgment or settled with the indemnifying party's prior written consent. The indemnifying party agrees to pay the indemnified party on demand any amount for which the indemnifying party may be responsible under the foregoing indemnity. The indemnified party shall provide the indemnifying party with notice of all claims to which any indemnity obligations hereunder relate. The indemnifying party shall, at the indemnified party's request, cooperate fully with the indemnified party in any controversy which may arise with third parties or litigation which may be brought by third parties concerning this Agreement or any of each of the party's hereto rights hereunder. The indemnifying party shall have the right to participate, at its sole cost and expense, in all such claims relating to the indemnifying party's obligations, but

Promoter shall  maintain  control  thereof.  The  indemnities  contained in this section 2.2 shall survive the termination of this Agreement.

Section 2.3 Accounting: Promoter shall maintain complete, up-to-date books and records with respect to monies received by Promoter in connection with the Five-City Tour.

     (a) Within sixty (60) days after May 30, during which monies are received by Promoter in connection with the Five-City Tour, Promoter shall render a statement of accrued royalties earned under this Agreement during the preceding calendar quarterly period. Concurrently with the rendition of such statement, Promoter shall pay Investor all royalties shown to be due by such statement. No statements need be rendered by Promoter for any such calendar quarterly period after the expiration of the Term. All statements and payments shall be made to the order of Michael Williams and shall be sent to 1645 Village Center Circle, Suite 170, Las Vegas, NV 89134. Investor shall be deemed to have consented to all accountings rendered by Promoter hereunder and such accountings shall be binding upon investor and not subject to any objection by Investor for any reason unless specific objection, in writing, stating the basis thereof, is given to Promoter within one (1) year after the date Promoter is deemed to have rendered the applicable statement, and after such written objection, unless suit is instituted within two (2) years after the date Promoter is deemed to have rendered the applicable statement. Promoter shall be deemed conclusively to have rendered such statement on the date prescribe in this Section 2.3(a) unless Investor notifies Promoter otherwise with respect to any particular statement within thirty (30) days after the date that Promoter is required to render that statement pursuant to the first sentence of this paragraph.

     (b) Investor shall have the right at Investor's sole cost and expense to appoint a certified public accountant to examine the books and records of Promoter as same pertain to the Five-City Tour; provided that, any such examination shall be for a reasonable duration, shall take place at Promoter's offices during normal business hours on reasonable prior notice and shall not occur more than once in any calendar year. Investor may examine books and records with respect to a particular statement only once. If Promoter agrees that there has been an under-crediting of royalties to Investor exceeding ten percent (10%) of the total royalties reported or credited by Promoter to Investor's account hereunder for the period covered by such examination, Promoter shall reimburse Investor in the amount of all reasonable fees paid by Investor to the auditors concerned in connection with such audit, up to a maximum amount of Ten Thousand Dollars ($10,000) per audit.

     Section 2.5 Confidentiality: Each party hereto respectively warrants, represents, covenants and agree that said party shall not disclose to any person, partnership, corporation or other entity any information relating to the negotiation, documentation or implementation of this agreement (including, without limitation, the existence of this agreement and the responsibilities of each party as defined herein) or any information relating to the terms and conditions of this agreement; provided that each party may: (a) disclose to a court of competent jurisdiction or other competent adjudicatory authority information relating to the terms and conditions of this agreement, but only to the extent necessary to enforce that party's rights under this agreement; (b) disclose information relating to the terms and conditions of this agreement to bona fide potential investors; and (c) disclose information relating to the terms and conditions of this agreement to their respective professional advisors to the extent necessary for such advisor to render the representative services.

Section 2.6 Independent Contractor: Nothing contained in this Agreement shall constitute a partnership or joint venture between Promoter and Investor. Neither party hereto shall hold itself out contrary to the terms of this paragraph. Neither party shall become liable for any representations, acts, or omissions of the other contrary to the provision of this paragraph.

                 III. REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1 Representations, Warranties and Covenants of Investor: The Investor represents, warrants and covenants (which shall be ongoing and in effect throughout the Term of this Agreement) to the Promoter as follows:

     (a) Investor has the power and authority to execute this Agreement and to perform in accordance herewith;

     (b) Performance by Investor of its obligations under this Agreement will not result in (i) the breach of, conflict with, or constitute a default under any agreement, indenture, loan or credit agreement or other instrument to which the investor is subject, or (ii) the violation of any law to which the Investor is subject.

     (c) As between Promoter and Investor, Promoter shall own all copyrights, trademarks, tradenames, and other intellectual property with respect to this Show and the Five-City Tour and all adaptations, derivatives, versions, and interpretations thereof. For the avoidance of doubt, this Agreement confers upon Investor certain rights with respect to income participation only that derive from the Five-City Tour.

Section 3.2 Representations, Warranties and Covenants of Promoter: Promoter represents and covenants (which shall be ongoing and in effect throughout the Term of this Agreement) to the Investor as follows:

     (a) Investor has the power and authority to execute this Agreement and to perform in accordance herewith;

     (b) All covenants, waivers, exemptions, permits, licenses and other approvals from any person, including any federal or state governmental agency, that are necessary in connection with the performance by the Promoter of its obligations under this Agreement, have been granted to or obtained by the Promoter, and are in full force and effect.

     (c) Performance by Promoter of its obligations under this Agreement will not result in (i) the breach of, conflict with, or constitute a default under any agreement, indenture, loan or credit agreement or other instrument to which the Promoter is subject or (ii) the violation of any law to with the Investor is subject.

     (d) No selections, materials, ideas, or other properties selected or created by

Promoter hereunder in connection with the Five-City Tour shall violate or infringe upon any common law or statutory right of any person, firm, or corporation.

Section 3.3  Additional  Representations,  Warranties and Covenants of Promoter:
With respect to the Five City Tour, the Promoter represents, warrants and covenants (which shall be ongoing and in effect throughout the Term of this Agreement) to the Investor as follows:

     (a) Except as otherwise provided for under this Agreement (or as required under customary agreements used in connection with live performances), Promoter is, and shall remain, for so long as this Agreement shall remain in effect, the owner of the rights to the Show, free and clear of any and all mortgages, pledges, security interests, encumbrances, claims, charges or other lien (whether arising by contract or operation of law), subject solely to the interest of other investors in substantially the same position as the Investor.

                              IV. EVENT OF DEFAULT

Section 4.1 Event of Default: Anyone or more of the following events shall constitute an "Event of Default" hereunder:


     (a) Promoter shall fail to pay Investor as set forth herein.

     (b) Promoter shall (i) apply for or consent to the appointment of or the taking of possession by a receiver, custodian, trustee or liquidator of itself or of all or substantially all of its property, (ii) admit in writing to a court its inability to pay its debts as such debts become due, (iii) make a general assignment of the benefit of its creditors, (iv) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or adjustment of debts, or (vi) fail to contest in a timely or appropriate manner, or acquiesces in writing to, any petition filed against itself in an involuntary case under such Bankruptcy Code, or

     (c) A proceeding or case shall be commenced, without the application or consent of the Promoter, in any court of competent jurisdiction, seeking (i) liquidation, reorganization, dissolution, winding-up or composition or readjustment of debts, (ii) the appointment of trustee, receiver, custodian, liquidator or the like of the Promoter or of all or any substantial part of its assets or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of thirty (30) days or any order for relief against the Promoter shall be entered in an involuntary case under such Bankruptcy Code.

     (d) Notwithstanding anything to the contrary contained herein, Promoter shall not be in breach of this Agreement and no Event of Default shall exist unless Investor has given Promoter written notice of such breach and/or Event of Default and Promoter fails to cure same within ninety (90) business days after Promoter's receipt of such notice.

Section 4.2 Remedies: Upon the occurrence of any of the Events of Default, Investor may pursue all remedies afforded to Investor by law or equity. In the event Investor shall receive monies hereunder in an amount equal to the Purchase Price, then Investor shall be limited to a claim of money damages solely with respect to Tour Revenues. In no event shall Investor acquire, receive or otherwise be deemed to have any ownership interest in the Show and/or any of the rights with respect thereto.

                              V. GENERAL PROVISIONS

Section 5.1 Assignment: Investor may assign, pledge or otherwise convey his rights under this Agreement provided Promoter is given written notice thereof. Promoter may assign, pledge or otherwise convey to any person Promoter's rights with respect to the Five-City Tour without the prior written consent of the Investor, but subject to section 1.2.

Section 5.2 Amendments: Severability: and Further Amendments: This Agreement may be amended, modified or supplemented only by an instrument in writing executed by both the Investor and the Promoter, except as provided in the following sentence. If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate nor render unenforceable any other provision hereof, and such invalid or unenforceable provision shall be amended, if possible, in order to accomplish the purposes of this Agreement. The Investor and the Promoter shall set in good faith to execute and deliver, or cause to be executed and delivered, from time to time, any supplements and instruments hereto as may be reasonably be required or appropriate to further the purposes or to facilitate the performance of this Agreement. Each party hereto acknowledges that this agreement constitutes and contains the entire agreement and understanding of the parties concerning the subject matter hereof and that this agreement supersedes and replaces all prior negotiations, proposed agreements, and agreements, whether written or oral.

Section 5.3 GOVERNING LAW: THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWAS OF THE SATE OF NEVADA, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. VENU SHALL BE IN THE COUNTY OF LAS VEGAS, NEVADA. THE PROMOTER AGREES TO PAY ANY AND ALL LEGAL FEES INCURRED BY THE INVESTOR IN ENFORCING ITS RIGHTS UNDER THIS AGREEMENT SHOULD IT BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE SATE OF NEVADA THAT THE INVESTOR IS JUSTIFIED IN ANY AND ALL SUCH ACTION(S).

Section 5.4 Notices: All notices, certificates or other communications hereunder shall be in writing and be deemed given when delivered (which delivery may be made by electronic facsimile transmission or First Class U.S. Postal Service) to the appropriate party in the address identified on the execution page hereof. Each party may, by notice given hereunder, designate any further or different address to which subsequent notices, certificates and other communications to such party shall be sent.

Section 5.5 Counterparts: This agreement may be executed via facsimile and in any number of counterparts, each of which shall be deemed an original for all purposes and all of which taken together shall constitute but one of the same instrument. It is not necessary that each party hereto execute the same counterpart.

Section 5.6 Force Majeure: Neither party hereto shall be deemed in default of its obligations hereunder if performance of any portion or all of the Five City Tour (or the live performance of the Show currently scheduled to take place in Miami, Florida, on March 10th, 2005) is delayed, or becomes impossible or impractical, by reason of any cause beyond Promoter's reasonable control including, without limitation, war, strike, accident, act of God, civil unrest, epidemic, death, illness, or act or order of any governmental authority (such causes collectively referred to herein as a "Force Majeure Event"). Each party acknowledges this risk that any portion or all of the Five City Tour and/or the above referenced March 10th, 2005 performance may be canceled due to a Force Majeure Event. In the event any portion or all of the Five City Tour and/or March 10th, 2005, performance is canceled due to a Force Majeure Event, Promoter shall use best efforts to reschedule the applicable date(s) canceled. Both parties shall be responsible for their own costs and expenses in connection with any such Force Majeure Event.

     IN WITNESS HEREOF, as of this 3rd day of March 2005, the Investor and the Promoter have executed this Agreement.

    INVESTOR:
    The UAJC 2005 Irrevocable Trust      The MDW and GRW 2000 Irrevocable Trust

    /s/ Urban Casavant                   /s/ Michael Williams
    --------------------------           --------------------------
    By: Urban Casavant, Trustee          By: Michael Williams, Trustee

    Fuego Entertainment, Inc.                Hugo Cancio

    /s/ Hugo Cancio                      /s/ Hugo Cancio
    --------------------------           --------------------------
    By: Hugo Cancio, Director            By: Hugo Cancio, Individually

    PROMOTER:

    /s/ Nicole Durr
    --------------------------
    By: Viashow Inc.
    Nicole Durr, President

                                  VIASHOW, INC.
                   c/o Kleinberg Lopez Lange Cuddy & Edel LLP
                       2049 Century Park Road, Suite 3180
                                 Los Angeles, CA
                           Attn: Peter M. Lopez, Esq.


The UJAC 2005 Irrevocable Trust The MDW and GRW 200 Irrevocable Trust Hugo Cancio Fuego Entertainment, Inc.

Dear Gentlemen:

Please refer to the Royalty Agreement among us in connection with the live stage and musical performance known as Havana Night Club: The Show ("Show"). When signed by all parties below, this letter shall constitute our further agreement with respect thereto:

     1. It is agreed that the term "Five City Tour" shall include the live performance of the Show scheduled to take place in Miami, Florida, on March 10th, 2005.

Please confirm your agreement with the following by signing in the appropriate place below.

                                                     Very Truly Yours,

                                                     VIASHOW, INC.

                                                  /s/ Nicole Durr
                                                  -------------------------
                                                  An Authorized Signatory
                                                  Nicole Durr, President
ACCEPTED AND AGREED TO:

The UAJC 2005 Irrevocable Trust          The MDW and GRW 2000 Irrevocable Trust

/s/ Urban Casavant                       /s/ Michael Williams
--------------------------               --------------------------
By: Urban Casavant, Trustee              By: Michael Williams, Trustee

Fuego Entertainment, Inc.                   Hugo Cancio

/s/ Hugo Cancio                           /s/ Hugo Cancio
--------------------------                --------------------------
By: Hugo Cancio, Director                 By: Hugo Cancio, Individually